SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): September 1, 2004



                    SOUTHERN SECURITY LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in this Charter)



      Utah                             2-35669                59-1231733
----------------------------     ----------------------     ----------------
(State or other jurisdiction    (Commission File Number)   (IRS Employer
 of incorporation)                                         Identification No.)



  755 Rinehart Road, Lake Mary, Florida                      32746
  -------------------------------------                 -------------
 (Address of principal executive offices)                 (Zip Code)



Registrant's Telephone Number, Including Area Code:  (801) 264-1060
                                                     --------------





                                 Does Not Apply
          (Former name or former address, if changed since last report)

ITEM 8.01.  Other Events

     On September 1, 2004, Southern Security Life Insurance Company (the "Company") received a letter from NASDAQ Stock Market, Inc. notifying the Company that it no longer meets the minimum 500,000 publicly held shares requirement for continued listing on the NASDAQ SmallCap Market as set forth in Marketplace Rule 4310(c)(7). The notice was based on the Company's Proxy Statement, filed with the Securities and Exchange Commission (the "Commission") on August 27, 2004, for the period ended December 31, 2003, which disclosed that the Company's publicly held shares of common stock were 490,816 shares.

     The letter from the NASDAQ Stock Market, Inc. further stated that the staff is in the process of reviewing the Company's eligibility for continued listing on the NASDAQ SmallCap Market. To facilitate the staff's review, the Company is requested to provide the staff on or before September 16, 2004 with a specific plan to achieve and sustain compliance with all of the NASDAQ SmallCap listing requirements, including the time frame for completion of the plan. The Company is also requested to provide any relevant documentation, including but not limited to financial projections, agreements, offering circulars, letters of intent and contracts.

     The NASDAQ Stock Market, Inc. letter finally stated that at the conclusion of the review process, if the staff determines that the Company's plan does not adequately address the issues set forth in the letter, NASDAQ Stock Market, Inc. will provide written notification that the Company's securities will be delisted from the NASDAQ SmallCap Market. At that time, the Company may appeal the staff's decision to a NASDAQ Listing Qualifications Panel.

     On August 27, 2004, the Company filed with the Commission a Proxy Statement for the Company's Annual Meeting of Stockholders to be held on October 8, 2004. The matters to be addressed at the annual meeting include, but are not limited to, the adoption and approval of an Agreement and Plan of Reorganization with Security National Life Insurance Company and SSLIC Holding Company, which if consummated, would result in (i) the Company becoming a wholly owned subsidiary of Security National Life Insurance Company and (ii) the stockholders of the Company (except for Security National Life Insurance Company and SSLIC Holding Company) becoming entitled to receive cash for their common shares of the Company in the amount of $3.84 per share. Security National Life Insurance
Company and SSLIC Holding Company currently own 76.7% of the Company's outstanding common shares.

     If the proposed merger is completed, the total amount of cash to be paid by Security National Life Insurance Company to the holders of the Company's common stock (except for Security National Life Insurance Company and SSLIC Holding Company), holding an aggregate of 490,816 shares, or 23.3% of the Company's outstanding common shares, would be $1,884,733.44. The conditions for the completion of the merger transaction include the adoption and approval of the Agreement and Plan of Reorganization at the Company's Annual Meeting of Stockholders and the approval of the transactions contemplated by the Agreement and Plan of Reorganization by the insurance departments of the states of Florida and Utah, and on the closing date, the dissenting stockholders, if any, of the Company shall not exceed 10% of the Company's outstanding common shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SOUTHERN SECURITY LIFE
                                   INSURANCE COMPANY
                                      (Registrant)



Date: September 3, 2004            By: /s/ Scott M. Quist
                                   -----------------------------
                                   Scott M. Quist, President and
                                   Chief Operating Officer